EXHIBIT 23.2


July  17,  2002

Ableauctions.com,  Inc.
1963  Lougheed  Highway
Coquitlam,  B.C.
V3K  3T8

Dear  Sirs:

RE  ABLEAUCTIONS.COM,  INC.
---------------------------


We consent to the reference to our firm in this registration statement Form S-1 No.333-00000, which incorporates by reference Registration Statement (Form S-1) No.333-91766 and related prospectus, under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 15, 2001.



/s/ SHIKAZE  RALSTON  TAM  KUROZUMI
    SHIKAZE  RALSTON  TAM  KUROZUMI

Vancouver,  British  Columbia
July  17,  2002